Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of McKesson Corporation, a Delaware corporation (the “Company”), do hereby constitute and appoint Ivan D. Meyerson and Kristina Veaco his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of shares of the Company’s Common Stock, par value $.01 per share, that may be issued by the Company under the McKesson Corporation 2000 Employee Stock Purchase Plan, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

Signature	Capacity

/s/ John H. Hammergren John H. Hammergren	Chairman, President and Chief Executive Officer

/s/ William R. Graber William R. Graber	Senior Vice President and Chief Executive Officer

/s/ Nigel A. Rees Nigel A. Rees	Vice President and Controller

/s/ Tully M. Friedman Tully M. Friedman	Director

/s/ Alton Fr. Irby III Alton F. Irby III	Director

/s/ M. Christine Jacobs M. Christine Jacobs	Director

/s/ Marie L. Knowles Marie L. Knowles	Director

/s/ James V. Napier James V. Napier	Director

/s/ Carl E. Reichartdt Carl E. Reichartdt	Director

/s/ Jane E. Shaw Jane E. Shaw	Director

/s/ Richard F. Syron Richard F. Syron	Director

Date: October 25, 2002